                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 30, 1999

                      HAWAIIAN NATURAL WATER COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         HAWAII                      0-29280              99-0314848
(State or other jurisdiction       (Commission           (IRS Employer
    of incorporation)              File Number)        Identification No.)

                               248 Mokauea Street
                            Honolulu, Hawaii  96819
                    (Address of principal executive offices)


                                 (808) 832-4550
              (Registrant's telephone number, including area code)


                                      N/A
             (Former name or address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On June 30, 1999, Hawaiian Natural Water Company, Inc., a Hawaii corporation (the "Company"), completed the acquisition of the business and assets, subject to certain liabilities, of Ali'i Water Bottling, Inc., a Hawaii corporation ("Ali'i). Ali'i bottles and distributes purified water to the home and office market on the Big Island of Hawaii and also sells purified water in PET plastic bottles through retail channels throughout the Hawaiian Islands. All of these products are marketed under the name "Ali'i."

       The acquisition was structured as a purchase of substantially all of the operating assets of Ali'i, including plant and equipment, inventory, receivables and intangibles (including the name "Ali'i" and related trademarks and servicemarks). The liabilities assumed included trade payables, equipment leases and other contractual obligations relating to the ongoing operations of the business. The Company did not assume any bank debt, notes payable, tax liabilities or other accrued liabilities of Ali'i outstanding at March 31, 1999, substantially all of which were paid prior to the closing.

       The sole consideration for the net assets purchased was 300,000 shares of common stock of HNWC. This consideration was determined through arms' length negotiation between the Company and Dennis Harris, the sole stockholder of Ali'i. The Company has valued the net assets acquired at $356,250, based upon the closing sales price of the Company's common stock ($1-3/16) on the closing date of the transaction.

       Pursuant to an agreement entered into in connection with the acquisition, Mr. Harris has been elected as a director of the Company by Board action. Mr. Harris has agreed not to compete with the Company in the sale of bottled water in Hawaii for a period of three years following the closing.

(b) The plant and equipment acquired consist primarily of two separate bottling lines, one for the home and office (three and five gallon) operation, and one for the retail PET business. Both bottling lines are currently located at Ali'i's leased facility in Kailua-Kona on the Big Island of Hawaii. The Company intends to continue utilizing this equipment for its existing purpose but is contemplating relocating the PET bottling line to the Company's own bottling facility on the Big Island or to an alternative location. The Company did not assume the lease of Ali'i's facility, but has entered into a new lease for a portion of the same space on a month-to-month basis. The Company currently intends to maintain Ali'i's home and office bottling line at this location.
                                       1

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)  Financial Statements of Ali'i Water Bottling, Inc. ("Ali'i")

Report of Independent Public Accountants                                 F-1

Ali'i Water Bottling, Inc. Balance Sheet - March 31, 1999                F-2

Ali'i Water Bottling Inc. Statement of Operations For the Year
  Ended March 31, 1999                                                   F-4

Ali'i Water Bottling, Inc. Statement of Stockholder's Deficit
  For the Year Ended March 31, 1999                                      F-5

Ali'i Water Bottling, Inc. Statement of Cash Flows For the Year
  Ended March 31, 1999                                                   F-6

Ali'i Water Bottling, Inc. Notes to Financial Statements -
  March 31, 1999                                                         F-7

    (b) Pro Forma Financial Statements Giving Effect to the Acquisition of Ali'i by the Registrant


Hawaiian Natural Water Company and Ali'i Water Bottling, Inc.
  Unaudited Pro Forma Financial Statements                               F-13

Hawaiian Natural Water Company and Ali'i Water Bottling, Inc.
  Unaudited Pro Forma Balance Sheet - March 31, 1999                     F-14

Hawaiian Natural Water Company and Ali'i Water Bottling, Inc.
  Unaudited Pro Forma Statement of Operations For
  the Year Ended December 31, 1998                                       F-15

Hawaiian Natural Water Company and Ali'i Water Bottling, Inc.
  Unaudited Pro Forma Statement of Operations For the
  Three Months Ended March 31, 1999                                      F-16

Hawaiian Natural Water Company and Ali'i Water Bottling, Inc.
  Notes to Unaudited Pro Forma Financial Statements                      F-17

    (c)  Exhibits

    Exhibit
    Number    Description
    -------   -----------

    10.1 Asset Purchase Agreement by and among the Registrant, Ali'i and Dennis Harris

    10.2      Bill of Sale

    23.1      Consent of Arthur Andersen LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
  Ali'i Water Bottling, Inc.:

We have audited the accompanying balance sheet of ALI'I WATER BOTTLING, INC. (a Hawaii corporation) as of March 31, 1999, and the related statement of operations, stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ali'i Water Bottling, Inc. as of March 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Ali'i Water Bottling, Inc. will continue as a going concern. As discussed in Note 9, since inception the Company has incurred losses from operations and requires continued financial support from its owner. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans with respect to the future operations of the Company are also discussed in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Honolulu, Hawaii
June 30, 1999

                           ALI'I WATER BOTTLING, INC.

                       BALANCE SHEET AS OF MARCH 31, 1999

                                     ASSETS


                                                        1999
                                                    -----------
CURRENT ASSETS:
  Cash                                              $    17,865
  Trade receivables, net of allowance
    for doubtful accounts of $14,000                    121,853
  Inventories                                            46,612
  Other current assets                                   17,819
                                                    -----------
          Total current assets                          204,149


PROPERTY HELD FOR SALE (Note 3)                         375,758
                                                    -----------
                                                    $   579,907
                                                    ===========


    The accompanying notes are an integral part of this financial statement.

                           ALI'I WATER BOTTLING, INC.

                       BALANCE SHEET AS OF MARCH 31, 1999

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

                                                                        1999
                                                                   ------------
CURRENT LIABILITIES:
  Accounts payable                                                 $   163,432
  Short-term borrowings (Note 4)                                        77,220
  Capital lease obligations (Note 7)                                    15,302
  Federal and state withholding taxes                                   55,897
  Other accrued liabilities                                             87,284
                                                                   -----------
     Total current liabilities                                         399,135

NON-CURRENT LIABILITIES:
  Note payable, net of current portion (Note 4)                        296,787
  Capital lease obligations, net of current portion (Note 7)            27,058
  Advances from stockholder (Note 5)                                    45,682
                                                                   -----------
                                                                       369,527
                                                                   -----------
     Total liabilities                                                 768,662
                                                                   -----------
COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDER'S DEFICIT:
  Common stock, $10 par value--100 shares
       authorized, issued and outstanding                                1,000
  Additional paid-in capital                                           935,094
  Accumulated deficit                                               (1,124,849)
                                                                   -----------
     Total stockholder's deficit                                      (188,755)
                                                                   -----------
                                                                   $   579,907
                                                                   ===========



    The accompanying notes are an integral part of this financial statement.

                           ALI'I WATER BOTTLING, INC.

                             STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED MARCH 31, 1999



                                                             1999
                                                         -----------
NET SALES                                                $   883,139

COST OF SALES                                                637,087
                                                         -----------
                Gross margin                                 246,052

EXPENSES:
  General and administrative                                 712,982
  Selling and marketing                                        5,035
  Provision for impairment loss
     on property held for sale                               195,713
                                                         -----------
                                                             913,730
                                                         -----------
                Operating loss                              (667,678)

OTHER EXPENSES:
  Interest                                                   (49,838)
  Other                                                         (939)
                                                         -----------
                                                             (50,777)
                                                         -----------
                Net loss                                 $  (718,455)
                                                         ===========




    The accompanying notes are an integral part of this financial statement.

                           ALI'I WATER BOTTLING, INC.

                       STATEMENT OF STOCKHOLDER'S DEFICIT

                        FOR THE YEAR ENDED MARCH 31, 1999



                                              Additional
                              Common Stock      Paid-In         Accumulated
                            Shares    Amount    Capital            Deficit            Total
                            ------    ------  ----------        -----------           -----
BALANCE, March 31, 1998       100    $ 1,000   $ 935,094         $ (406,394)       $ 529,700

     Net loss                  -          -           -            (718,455)        (718,455)

                             ----    -------   ---------           -----------    ----------
BALANCE, March 31, 1999       100    $ 1,000   $ 935,094           $(1,124,849)   $ (188,755)
                             ----    -------   ---------           -----------    ----------
                             ----    -------   ---------           -----------    ----------




    The accompanying notes are an integral part of this financial statement.

                           ALI'I WATER BOTTLING, INC.

                             STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED MARCH 31, 1999



                                                                      1999
                                                                  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                        $  (718,455)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation                                                      91,143
     Provision for bad debts                                           14,000
     Provision for impairment loss on property held for sale          195,713
     Changes in assets and liabilities:
      Increase in trade receivables                                   (42,286)
      Decrease in inventories                                          71,495
      Decrease in other current assets                                 70,393
      Increase in accounts payable                                     91,578
      Decrease in bank overdraft                                      (12,539)
      Increase in federal and state withholding taxes                  11,944
      Increase in other accrued liabilities                            50,343
                                                                  -----------
          Net cash used in operating activities                      (176,671)
                                                                  -----------

CASH FLOWS FROM INVESTING ACTIVITIES--
  Capital expenditures on property and equipment
                                                                     (114,664)
                                                                  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments under capital lease obligations                            (14,050)
  Net proceeds from line of credit                                     45,030
  Proceeds from note payable                                          350,000
  Repayments of note payable                                         (117,462)
  Advances from stockholder                                            45,682
                                                                  -----------
          Net cash provided by financing activities                   309,200
                                                                  -----------
          Net increase in cash                                         17,865
                                                                  -----------
CASH, beginning of year                                                 -
                                                                  -----------
CASH, end of year                                                 $    17,865
                                                                  -----------
                                                                  -----------
NON-CASH TRANSACTIONS--
  Equipment acquired under capital lease                          $    50,580
                                                                  -----------
                                                                  -----------



    The accompanying notes are an integral part of this financial statement.

                           ALI'I WATER BOTTLING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1999


1.   BACKGROUND

     Ali'i Water Bottling, Inc. (the Company) was founded and incorporated in 1996 in the State of Hawaii. The Company was formed to provide purified bottled water to the residents of Hawaii.

     The Company's bottling plant and corporate office are located in Kailua-Kona, Hawaii. The Company specializes in purifying water from the municipal water supply at its bottling plant and distributing the premium bottled water through the following channels: home and office delivery, statewide delivery, and vending machines. The Company also engages in selling water-conditioning systems for home and commercial use.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventories consist of packaging and shipping materials for water products and finished goods. Inventories at March 31, 1999 consisted of the following:

                  Supplies                     $36,551
                  Finished goods               $10,061
                                               -------
                                               $46,612
                                               -------
                                               -------

     b.   PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Costs of normal repairs and maintenance are charged to expense as incurred. Depreciation is calculated using the straight-line method over the following useful lives:

     Leasehold improvements                shorter of 5 years or
                                             lease term

     Automobiles and equipment             5 to 7 years


     c.   PROPERTY HELD FOR SALE

     Property held for sale is stated at the lower of cost or fair value, less estimated cost to sell.

     d.   LONG-LIVED ASSETS

     Whenever there are recognized events or changes in circumstances that could affect the carrying amount of long-lived assets, management reviews these assets for possible impairment. In accordance with Statements of Financial Accounting Standards (SFAS) No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed of," management uses estimated expected future net cash flows (undiscounted and excluding interest costs) from the use and eventual disposition of the assets, to measure the recoverability of these assets. If it is determined that an impairment loss has occurred, then a loss is recognized in the income statement using a fair value based model in the year in which such a determination is made.

     e.   INCOME TAXES

     The Company accounts for income taxes in accordance with the requirements of SFAS No. 109, "Accounting for Income Taxes." Under this standard, deferred income tax assets and liabilities are computed at current tax rates for temporary differences between the financial statement and income tax bases of assets and liabilities and are adjusted for enacted changes in tax rates.

     f.   USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     g.   REVENUE RECOGNITION

     The Company recognizes revenue on the accrual basis of accounting when title transfers upon receipt of goods by the customer. The Company also grants customers the right to return goods which are defective or otherwise unsuitable for sale and issues refunds to customers or replaces goods which are rejected. The Company also provides a reserve for estimated sales returns and related disposal costs.


3.   PROPERTY HELD FOR SALE

     As discussed in Note 10, the Company elected to sell substantially all of its operating assets, net of certain operating liabilities for 300,000 shares of authorized but unissued common stock of Hawaiian Natural Water Company, Inc. (the Buyer). In connection with this proposed sale, the Company classified all of its bottling equipment, computer equipment, vehicles, vending machines, and leasehold improvements as property held for sale at March 31, 1999. It was determined that the Company does not generate adequate cash flow such that the carrying value of the assets would not be realizable. In accordance with SFAS 121, management revalued the operating assets at fair value which was determined to be the fair value of the 300,000 shares of stock of the Buyer at the date of exchange as discussed above. As a result of this revaluation, an impairment loss of approximately $196,000 was recognized in fiscal 1999.

4.   BORROWINGS

     Bank borrowings at March 31, 1999 consist of the following:

     Unsecured line of credit of $50,000, accrues interest at base (as defined) plus 2.75 percent (10.5% at March 31, 1999), requires interest only payments through April 1999 after which time the remaining balance is due in full. This line of credit has not been
     repaid as of the date of these financial statements.                                     $  45,030

     Note payable to a bank, bearing interest at a rate of base (as defined)
     plus 3 percent (10.75% at March 31, 1999), payable in monthly installments of principal and interest totalling $5,500 through June
     2003 after which the remaining balance is due in full. Secured by the operating assets of the Company and a
     personal guarantee from its president.                                                     328,977
                                                                                              ---------
                                                                                                374,007

         Less--portion due within one year                                                       77,220
                                                                                              ---------
                                                                                              $ 296,787
                                                                                              ---------
                                                                                              ---------



     The approximate annual maturities on the borrowings at March 31, 1999 is as follows:

                            Year ending March 31,
                                    2000                       $  77,220
                                    2001                          35,040
                                    2002                          39,095
                                    2003                          43,619
                                    2004                         179,033
                                                               ---------
                                                               $ 374,007
                                                               ---------
                                                               ---------

        Interest paid on these loans approximated $33,000 in fiscal 1999.

5.   ADVANCES FROM STOCKHOLDER

     As discussed in Note 9, the Company's stockholder was required to provide cash advances in order for the company to meet its obligations as they became due. These advances are non-interest bearing and have no stated repayment terms.

6.   INCOME TAXES

     At March 31, 1999, the Company had approximately $1.1 million of net operating loss (NOL) carryforwards available to offset future taxable income. These NOL carryforwards expire on various dates through 2018. Temporary differences as of March 31, 1999 consisted primarily of these net operating loss carryforwards offset by certain accrued liabilities which are not currently deductible. A valuation allowance has been established against the entire amount of the net deferred tax asset generated by these NOL carryforwards due to the uncertainty of their future realization.

     No income taxes were paid by the Company during the year ended March 31, 1999.


7.   COMMITMENTS AND CONTINGENCIES

     a.   PLANT LEASE

     The Company leases its facility under an operating lease expiring in March 2002. Rent expense approximated $29,000 in fiscal 1999.

     At March 31, 1999, the future rental payments under this lease are as follows:

                  Year ending March 31,
                           2000                    $   26,418
                           2001                        27,846
                           2002                        29,274
                                                   ----------
                                                   $   83,538
                                                   ==========


     As discussed in Note 9, this lease was terminated effective June 30,1999. In accordance with the termination agreement, the Company is required to pay approximately $18,000 related to the balance of rent due under the lease and a termination fee. This entire amount has been accrued at March 31, 1999.

     b.   CAPITAL LEASE

     The Company leases water coolers under capital leases that expire on various dates through October 2001.

     At March 31, 1999, the future minimum lease payments, together with the present value of the net minimum lease payments, are as follows:

           Year ending March 31,
                    2000                                  $ 23,075
                    2001                                    23,075
                    2002                                     9,026
                                                          --------
           Total future minimum lease payments              55,176

     Less--amount representing interest
           at approximately 13 percent
           and 31 percent                                  (12,816)
                                                          --------
     Present value of minimum lease payments                42,360
     Less--current portion                                 (15,302)
                                                          --------
     Non-current portion                                  $ 27,058
                                                          --------
                                                          --------

     c.   LITIGATION

     A legal claim was filed against the Company alleging below cost pricing, attempted monopolization, interference with prospective business advantage and intentional interference with contractual relationships. In the opinion of management, any loss incurred related to these proceedings would not have a material adverse impact on the Company.


8.   SIGNIFICANT CUSTOMERS AND SUPPLIERS

     During fiscal year 1999, sales to two major customers approximated 36% of revenues in the aggregate. No other single customer accounted for greater than 10% of sales.

     During fiscal year 1999, purchases from five major suppliers approximated between 11% and 32% of the Company's purchases individually and totaled approximately 75% of purchases in the aggregate. No other single supplier accounted for greater than 10% of purchases.


9.   GOING CONCERN

     Since inception, the Company has suffered recurring losses from operations and has relied on advances from its stockholder to meet its cash flow requirements. These factors raise significant doubt as to the Company's ability to continue as a going concern.

10.  SUBSEQUENT EVENTS

     On June 30, 1999, the Company entered into an agreement to exchange all of its operating assets, net of certain liabilities, for 300,000 shares of authorized but unissued common stock of Hawaiian Natural Water Co. The common stock issued to the Company will be "restricted securities" as defined in Rule 144 under the Securities Act of 1933, and may not be sold except in compliance with such Rule or other exemption from registration under the Securities Act. The Buyer will have no obligation to register any such shares under the Securities Act. The Buyer will assume the Company's trade payables and contractual obligations related to continuing operations but will not assume the note payable, line of credit or liabilities for federal, state, or local taxes incurred by the Company. The carrying value of the property held for sale at March 31, 1999 represents the fair value of the 300,000 shares of Hawaiian Natural Water Co.'s common stock as of the effective sales date. An impairment loss of approximately $196,000 was recognized during the year ended March 31, 1999 in anticipation of this sale.

     The Company has insurance policies expiring on various dates through June 1999. The Company does not plan to renew these policies.

     The Company repaid the note payable and line of credit prior to the date of exchange and obtained a release of security interest in the Company's operating assets from the lender.

     As discussed in Note 6, the Company terminated its plant lease effective June 30, 1999. The termination agreement requires the Company to pay approximately $18,000 relating to the balance of rent due and a termination fee.

     Effective April 1999, the Company entered into an agreement to lease certain water coolers. The lease is for a period of 36 months and calls for monthly lease payments of $464 per month.

     The Company paid approximately $46,000 of federal and state withholding taxes outstanding at March 31, 1999.

       HAWAIIAN NATURAL WATER COMPANY, INC. AND ALI'I WATER BOTTLING, INC.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS



The accompanying pro forma financial statements have been prepared to show the effects of the June 30, 1999 acquisition of certain assets and liabilities of Ali'i Water Bottling, Inc. ("Ali'i") by Hawaiian Natural Water Company, Inc. (the "Company"). This acquisition is accounted for as a purchase business combination.

The following unaudited pro forma balance sheet presents the pro forma financial position of the Company at March 31, 1999 as if the acquisition of Ali'i had occurred on such date. Included are adjustments to record the value of the consideration paid by the Company and the assets and liabilities acquired by the Company. Since Ali'i had previously written-down its long-lived assets in its March 31, 1999 audited financial statements, no significant goodwill resulted from this acquisition.

The unaudited pro forma statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 reflect the combined results of the Company and Ali'i as if the acquisition had occurred on January 1, 1998, adjusted to reflect reduced interest expense due to the fact that the Company is not assuming the long-term and short-term debt of Ali'i.

The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together as of January 1, 1998, nor may they be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Ali'i.

       HAWAIIAN NATURAL WATER COMPANY, INC. AND ALII WATER BOTTLING, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1999

                                     ASSETS

                                                      HAWAIIAN        ALII
                                                   NATURAL WATER      WATER             PRO FORMA ADJUSTMENTS
                                                   COMPANY, INC.  BOTTLING, INC.      DEBIT               CREDIT       PRO FORMA
                                                   -------------  --------------      -----               ------       ---------
CURRENT ASSETS
   Cash and cash equivalents                        $  437,203      $    17,865                                        $   455,068
   Inventories                                         351,413           46,612                                            398,025
   Trade accounts receivable, net                      293,735          121,853                                            415,588
   Other current assets                                 45,147           17,819                                             62,966
                                                   -----------      -----------      -----------        ----------   -------------
       Total current assets                          1,127,498          204,149               --                --       1,331,647

PROPERTY AND EQUIPMENT - Net                         2,076,501          375,758                 (1)         17,865       2,434,394
                                                   -----------      -----------      -----------        ----------   -------------
       Total Assets                                $ 3,203,999      $   579,907      $        --        $   17,865     $ 3,766,041
                                                   -----------      -----------      -----------        ----------   -------------
                                                   -----------      -----------      -----------        ----------   -------------



               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                                $   341,354      $   163,432                                        $   504,786
   Line of credit                                           --           45,030 (1)       45,030                                --
   Accrued professional fees                            34,538               --                                             34,538
   Accrued vacation                                     41,243               --                                             41,243
   Accrued payroll and related taxes                    47,183               --                                             47,183
   Accrued commissions and billbacks                    90,560               --                                             90,560
   Accrued other                                        92,850          143,181 (1)      143,181                            92,850
   Note payable - Current portion                       25,322           32,190 (1)       32,190                            25,322
   Capital lease obligation - Current portion           43,783           15,302                                             59,085
                                                   -----------      -----------      -----------        ----------   -------------
       Total current liabilities                       716,833          399,135          220,401                --         895,567

NON-CURRENT LIABILITIES
   Capital lease obligation - net of
       current portion                                  17,925           27,058                                             44,983
   Note payable - net of current portion               469,257          296,787 (1)      296,787                           469,257
   Advances from stockholder                                --           45,682 (1)       45,682                --              --
                                                   -----------      -----------      -----------        ----------   -------------
       Total Non-Current Liabilities                   487,182          369,527          342,469                --         514,240

       Total liabilities                             1,204,015          768,662          562,870                --       1,409,807

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred Stock, $1.00 par value;
       5,000,000 shares authorized; 750 shares
       issued and outstanding; aggregate
       liquidation preference of $750,000              488,397               --                                            488,397
   Common Stock, no par value; 20,000,000
       shares authorized; 4,079,563 shares
       issued and outstanding actual and
       4,379,563 proforma                            6,836,812          936,094 (1)      936,094 (1)       356,250       7,193,062
   Common stock warrants and options;
       3,825,959 issued and outstanding              2,987,060               --                                          2,987,060
   Accumulated Deficit                              (8,312,285)      (1,124,849)                 (1)     1,124,849      (8,312,285)
                                                   -----------      -----------      -----------        ----------   -------------
       Total Stockholders' Equity (Deficit)          1,999,984         (188,755)         936,094         1,481,099       2,356,234

             Total Liabilities and
                 Stockholders' Equity (Deficit)    $ 3,203,999      $   579,907      $ 1,498,964        $1,481,099     $ 3,766,041
                                                   -----------      -----------      -----------        ----------   -------------
                                                   -----------      -----------      -----------        ----------   -------------

       HAWAIIAN NATURAL WATER COMPANY, INC. AND ALII WATER BOTTLING, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED DECEMBER 31, 1998



                                          HAWAIIAN                ALII
                                        NATURAL WATER             WATER          PRO FORMA ADJUSTMENTS
                                        COMPANY, INC.        BOTTLING, INC.*      DEBIT         CREDIT         PRO FORMA
                                      -----------------      --------------        -----         ------         ---------
NET SALES                                $ 1,809,730            $ 883,139                                       $ 2,692,869
COST OF SALES                              1,680,381              637,087                                         2,317,468
                                         -----------           ----------          ------        -------        -----------
    GROSS MARGIN                             129,349              246,052              --              --           375,401

EXPENSES
    Selling and Marketing                    982,118                5,035                                           987,153
    General and Administrative             1,266,158              712,982                                         1,979,140
                                         -----------           ----------          ------        -------        -----------
                                           2,248,276              718,017              --              --         2,966,293

OPERATING LOSS                            (2,118,927)            (471,965)             --                    -   (2,590,892)

OTHER INCOME (EXPENSE)
    Investor relations expense            (1,122,913)                  --                                        (1,122,913)
    Impairment loss                               --             (195,713)                                         (195,713)
    Interest and other income                 71,829                 (939)                                           70,890
    Interest expense                         (96,441)             (49,838)               (1)      44,738           (101,541)
                                         -----------           ----------          ------        -------        -----------
                                          (1,147,525)            (246,490)             --         44,738         (1,349,277)

Net Loss                                 $(3,266,452)          $ (718,455)         $   --        $44,738        $(3,940,169)
                                         -----------           ----------          ------        -------        -----------
                                         -----------           ----------          ------        -------        -----------
Basic and Diluted Net Loss
  Per Share                              $     (0.83)                                                           $     (0.93)
                                         -----------                                                            -----------
                                         -----------                                                            -----------
Weighted Average Common
  Shares Outstanding                       3,949,454                              300,000                         4,249,454
                                           ---------                              -------                         ---------
                                           ---------                              -------                         ---------

* FOR PURPOSES OF THIS PROFORMA PRESENTATION, INFORMATION FOR THE FISCAL YEAR ENDED MARCH 31, 1999 HAS BEEN INCLUDED.

       HAWAIIAN NATURAL WATER COMPANY, INC. AND ALII WATER BOTTLING, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999


                                               HAWAIIAN           ALII
                                            NATURAL WATER        WATER              PRO FORMA ADJUSTMENTS
                                            COMPANY, INC.     BOTTLING, INC.      DEBIT              CREDIT           PRO FORMA
                                          ----------------- ---------------   -------------      -------------     ---------------
NET SALES                                     $ 485,805       $ 253,601                                                $ 739,406
COST OF SALES                                   448,645         184,630                                                  633,275
                                              ---------       ---------       ------------            -------          ----------
    GROSS MARGIN                                 37,160          68,971                                                  106,131

EXPENSES
    Selling and Marketing                       149,055               -                                                  149,055
    General and Administrative                  284,911         184,253                                                  469,164
                                              ---------       ---------       ------------            -------          ----------
                                                433,966         184,253                                                  618,219

OPERATING LOSS                                 (396,806)       (115,282)                                                (512,088)

OTHER INCOME (EXPENSE)
    Impairment loss                                  --        (195,713)                                                (195,713)
    Interest and other income                     3,391            (939)                                                   2,452
    Interest expense                            (23,133)        (19,511)                  (1)         11,185             (31,459)
                                              ---------       ---------       ------------            -------          ----------
                                                (19,742)       (216,163)                              11,185            (224,720)

Net Loss                                      $(416,548)      $(331,445)      $         --            $11,185          $(736,808)
                                              ---------       ---------       ------------            -------          ----------
                                              ---------       ---------       ------------            -------          ----------
Basic and Diluted Net Loss Per Share          $   (0.10)                                                               $   (0.17)
                                              ---------                                                                 ---------
                                              ---------                                                                 ---------
Weighted Average Common
  Shares Outstanding                          4,070,619                           300,000                              4,370,619
                                              ---------                           -------                              ----------
                                              ---------                           -------                              ----------

       HAWAIIAN NATURAL WATER COMPANY, INC. AND ALII WATER BOTTLING, INC.
                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


A. The following unaudited pro-forma adjustments are included in the accompanying unaudited pro forma balance sheet at March 31, 1999:

          (1) To record the acquisition of certain assets and liabilities (as defined) of Ali'i Water Company, Inc.

                    Ali'i agreed to exchange all of its operating assets, and certain liabilities, for 300,000 shares of authorized but unissued common stock of the Company. The common stock issued to the Company will be "restricted securities" as defined in Rule 144 under the Securities Act of 1933, and may not be sold except in compliance with such Rule or other exemption from registration under the Securities Act. The Company will have no obligation to register any such shares under the Securities Act. The Company will assume the trade payables and contractual obligations of Ali'i related to continuing operations but will not assume the note payable, line of credit, or liabilities for federal, state, or local income taxes incurred by Ali'i. The Purchase price totaled $356,250, which represents the fair value of the 300,000 shares of the Company's common stock as of June 30, 1999 (the effective date of the sale). In anticipation of this sale, Ali'i recognized an impairment loss of approximately $196,000 in the fourth quarter of the fiscal year ended March 31, 1999 and presented the property held for sale at approximate fair value in the March 31, 1999 audited financial statements. No significant goodwill resulted from this acquisition. Acquisition costs were not material.

B. The following pro-forma adjustments are included in the accompanying unaudited pro forma statement of operations for the three months ended March 31, 1999 and the year ended December 31, 1998 which have been prepared to reflect the June 30, 1999 acquisition as if it had occurred on January 1, 1998:

          (1) Interest expense has been reduced by $44,738 for the year ended December 31, 1998 and $9,067 for the quarter ended March 31, 1999 due to the fact that the notes payable of Ali'i are not included in the acquisition.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                        HAWAIIAN NATURAL WATER COMPANY, INC.
                        (Registrant)


JULY 13, 1999          By:  /s/ MARCUS BENDER
                             -----------------------------------
                             Marcus Bender
                             President & Chief Executive Officer

                                 EXHIBIT INDEX


    Exhibit
    Number    Description
    ------    -----------
    10.1      Asset Purchase Agreement between the Registrant and
              Ali'i and Dennis Harris

    10.2      Bill of Sale

    23.1      Consent of Arthur Andersen LLP